UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2026
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2026, Direct Digital Holdings, LLC (“DDH LLC”), as borrower, entered into a waiver letter (the “Waiver Letter”) related to the Term Loan and Security Agreement, dated December 3, 2021, as amended (the “Term Loan Facility”) with Direct Digital Holdings, Inc. (the “Company”), Colossus Media, LLC, Huddled Masses LLC and Orange142, LLC, as guarantors (collectively with DDH LLC, the “Credit Parties”), Lafayette Square Loan Servicing, LLC, as administrative agent (the “Agent”) and Lafayette Square USA, Inc., as lender (the “Lender”).

Pursuant to the Waiver Letter, the Agent and the Lender agreed to (i) waive the Credit Parties’ noncompliance with certain financial covenants for the fiscal quarter ended June 30, 2026, including minimum unrestricted cash, consolidated total leverage ratio, consolidated fixed charge coverage ratio and minimum consolidated EBITDA requirements, (ii) waive the Credit Parties’ nonpayment of interest for the fiscal months ended May 31, 2026, June 30, 2026 and July 31, 2026, (iii) waive the nonpayment of Twelfth Amendment related fees until September 30, 2026, and (iv) extend the payment deadline for interest for the month ended August 31, 2026 to September 30, 2026. The Agent and Lender further agreed to waive the Credit Parties’ noncompliance with the minimum unrestricted cash requirement and noncompliance with Section 10.3(a) of the Term Loan Facility related to a refinancing and preferred transaction through August 31, 2026.

The foregoing description of the Waiver Letter is not complete and is qualified in its entirety by the full text of the Waiver Letter, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

The Company was notified by the Nasdaq Hearings Panel (the “Panel”) that the Panel was granting the Company’s request for an extension of the August 14, 2026 compliance deadline relating to the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”).

The Panel granted the Company an extension until September 15, 2026, at which time the Company must provide the Panel with an update regarding the progress of the transactions contemplated by the Company to demonstrate compliance with the Stockholders’ Equity Requirement. The Panel indicated that it will then consider granting additional time for the Company to demonstrate compliance with the Stockholders’ Equity Requirement, based on the progress that has been made by September 15, 2026.

The Company intends to take all reasonable measures available to regain compliance with the Stockholders’ Equity Rule and remain listed on Nasdaq. The Company’s noncompliance has no immediate effect on the listing or trading of the Company’s Class A Common Stock, which will continue to trade on The Nasdaq Capital Market under the symbol “DRCT” pending the Panel’s review. There can be no assurance, however, that the Panel will determine to continue the Company’s listing or that the Company will be able to evidence compliance with the Stockholders’ Equity Requirement within the current extension period or any further extension period that may be granted by the Panel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1*
Waiver Letter, dated August 18, 2026, by and among Direct Digital Holdings, LLC, Direct Digital Holdings, Inc., Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, Lafayette Square Loan Servicing, LLC, and Lafayette Square USA, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
* Certain portions of this Exhibit were redacted pursuant to Item 601(a)(6) of Regulation S-K and marked by means of brackets and asterisks (“[****]”).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2026 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ DIANA P. DIAZ
Diana P. Diaz Chief Financial Officer